Pacific Life & Annuity Company [700 Newport Center Drive] [Newport Beach, CA 92660] A Stock Company
ENHANCED GUARANTEED WITHDRAWAL BENEFIT RIDER
Pacific Life & Annuity Company has issued this Rider as a part of the annuity Contract to which it is attached.
All provisions of the Contract that do not conflict with this Rider apply to this Rider. In the event of any conflict between the provisions of this Rider and the provisions of the Contract, the provisions of this Rider shall prevail over the provisions of the Contract.
This Rider provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the contract equal to 5% of the benefit base. The benefit base is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating the cash surrender benefit or other guaranteed benefits.
By adding this Rider to the Contract, you agreed to certain allocation limitations and investment alternatives in which you may invest while this Rider is in effect. These requirements may include, but are not limited to, maximum Purchase Payment allocation limits to certain Variable Investment Options or on certain allowable fixed-rate General Account Investment Options that are outside of any asset allocation model, but participate in the Asset Allocation Program; exclusion of certain Investment Options; required minimum Purchase Payment allocations and restrictions on transfers to or from certain Investment Options. These restrictions and limitations are summarized in Appendix A which is a part of this Rider. These requirements apply to the entire Contract Value.
The numeric examples contained in this Rider are based on certain assumptions. They have been provided to assist in understanding the benefits provided by this Rider and to demonstrate how Purchase Payments received and withdrawals made from the Contract prior to the Annuity Date affect the values and benefits under this Rider over an extended period of time.

Definition of Terms — Unless redefined below, the terms defined in the Contract will have the same meaning when used in this Rider. For purposes of this Rider, the following definitions apply:
Annual RMD Amount — The amount required to be distributed each Calendar Year for purposes of satisfying the minimum distribution requirements of Internal Revenue Code Section 401(a)(9) and related Code provisions in effect on the Rider Effective Date.
Protected Payment Amount — The maximum amount that can be withdrawn under this Rider without reducing the Protected Payment Base. The Protected Payment Amount on any day after the Rider Effective Date is equal to the lesser of:
(a)	5% of the Protected Payment Base as of that day, less cumulative withdrawals during that Contract Year; or

(b)	the Remaining Protected Balance as of that day.
The Protected Payment Amount will never be less than zero.
Protected Payment Base — An amount used to determine the Protected Payment Amount. The Protected Payment Base will remain unchanged except as otherwise described under the provisions of this Rider.
Remaining Protected Balance — The amount available for future withdrawals made under this Rider. The Remaining Protected Balance will never be less than zero.
Reset Date — Any Contract Anniversary beginning with the first (1st) Contract Anniversary after the Rider Effective Date or the most recent Reset Date, whichever is later, on which you elect to reset the Remaining Protected Balance to an amount equal to 100% of the Contract Value, determined as of that Contract Anniversary.
For purposes of this Rider, the term “withdrawal” includes any applicable withdrawal charges and charges for premium taxes and/or other taxes, if applicable. Amounts withdrawn under this Rider will reduce the Contract Value by the amount withdrawn and will be subject to the same conditions, limitations, restrictions and all other fees, charges and deductions, if applicable, as withdrawals otherwise made under the provisions of the Contract.
Enhanced Guaranteed Withdrawal Benefit — You have purchased an Enhanced Guaranteed Withdrawal Benefit Rider. Subject to the terms and conditions described herein, this Rider:
(a)	allows for withdrawals up to the Protected Payment Amount without any adjustment to the Protected Payment Base, regardless of market performance, until the Remaining Protected Balance equals zero;

(b)	provides for an annual credit to be applied to the Protected Payment Base and Remaining Protected Balance as described under the Annual Credit provision of this Rider;

(c)	allows for withdrawals for purposes of satisfying the minimum distribution requirements of Internal Revenue Code Section 401(a)(9) and related Code provisions in effect on the Rider Effective Date, regardless of the amount, without any adjustment to the Protected Payment Base, subject to certain conditions as described herein.
Additionally, on any Contract Anniversary beginning with the first (1st) Contract Anniversary after the Rider Effective Date or the most recent Reset Date, whichever is later, you may elect to reset the Remaining Protected Balance to an amount equal to 100% of the Contract Value as of that Contract Anniversary.
This Rider may be purchased on the Contract Date or on any subsequent Contract Anniversary, provided:
(a)	the age of each Annuitant is 85 years or younger on the Rider Effective Date; and

(b)	the entire Contract Value is invested according to an Asset Allocation Program established and maintained by us for this Rider.
The date of purchase is the Rider Effective Date as shown on Page 6.

Annual Charge — An annual charge for expenses related to this Rider will be deducted from the Investment Options on a proportionate basis relative to the Account Value in each such Investment Option.
The annual charge is deducted, in arrears, on each Contract Anniversary that this Rider remains in effect. The annual charge is equal to 0.40% (not to exceed a maximum annual charge percentage of 1.20%) multiplied by the Contract Value on the day the charge is deducted. The annual charge percentage established on the Rider Effective Date will not change, unless you elect to reset the Remaining Protected Balance.
If this Rider terminates on a Contract Anniversary, the entire annual charge for the prior Contract Year will be deducted from the Contract Value on that Contract Anniversary.
If the Rider terminates prior to a Contract Anniversary, we will prorate the annual charge. The prorated amount will be based on the Contract Value as of the day the Rider terminates. Such prorated amount will be deducted from the Contract Value on the earlier of the day the Contract terminates or the Contract Anniversary immediately following the day the Rider terminates.
We will waive the annual charge if the Rider terminates as a result of the death of an Owner or sole surviving Annuitant, or upon full annuitization of the Contract.
Any portion of the annual charge we deduct from any of our fixed-rate General Account Investment Options (if available under the Contract) will not be greater than the annual interest credited in excess of that option’s minimum guaranteed interest rate.
Initial Values — The Protected Payment Base, Remaining Protected Balance and Protected Payment Amount are initially determined on the Rider Effective Date as follows:
(a)	If this Rider is effective on the Contract Date, the Protected Payment Base and Remaining Protected Balance are equal to the Initial Purchase Payment.

(b)	If this Rider is effective on a Contract Anniversary, the Protected Payment Base and Remaining Protected Balance are equal to the Contract Value on that Contract Anniversary.

(c)	The Protected Payment Amount on the Rider Effective Date is equal to 5% of the Protected Payment Base.
Subsequent Purchase Payments — Purchase Payments received after the Rider Effective Date will result in an increase in the Protected Payment Base and Remaining Protected Balance equal to the amount of the Purchase Payment.
Limitation on Subsequent Purchase Payments — For purposes of this Rider, in no event may any Purchase Payment received on and after the first (1st) Contract Anniversary, measured from the Rider Effective Date or the most recent Reset Date, whichever is later, result in the total of all Purchase Payments received since that Contract Anniversary to exceed $100,000, without our prior approval.
Annual Credit — On each Contract Anniversary after the Rider Effective Date, an annual credit will be applied to the Protected Payment Base and Remaining Protected Balance if, as of that Contract Anniversary:
(a)	no withdrawals have occurred after the Rider Effective Date or the most recent Reset Date, whichever is later; and

(b)	that Contract Anniversary is within the first five (5) Contract Anniversaries, measured from the Rider Effective Date or the most recent Reset Date, whichever is later.
The annual credit is equal to 6% of the sum of (A) and (B) as of the Contract Anniversary on which the credit is added, where:
(A)	is the Remaining Protected Balance on the Rider Effective Date or the most recent Reset Date, whichever is later.

(B)	is cumulative Purchase Payments received after the Rider Effective Date or the most recent Reset Date, whichever is later.

Once a withdrawal has occurred, no annual credit will be applied to the Protected Payment Base and Remaining Protected Balance on any Contract Anniversary following the withdrawal, unless you elect to reset the Remaining Protected Balance. (See Election to Reset Remaining Protected Balance provision of this Rider.)
Withdrawal of Protected Payment Amount — While this Rider is in effect, you may withdraw up to the Protected Payment Amount without any adjustment to the Protected Payment Base, regardless of market performance, until the Remaining Protected Balance equals zero.
If a withdrawal does not exceed the Protected Payment Amount immediately prior to that withdrawal, the Protected Payment Base will remain unchanged. The Remaining Protected Balance will decrease by the withdrawal amount immediately following the withdrawal.
Withdrawals Exceeding Protected Payment Amount — Except as otherwise provided under the Withdrawals to Satisfy Required Minimum Distribution provision of this Rider, if a withdrawal exceeds the Protected Payment Amount immediately prior to that withdrawal, we will adjust the Protected Payment Base and Remaining Protected Balance immediately following the withdrawal to the lesser of:
(a)	the Contract Value immediately after the withdrawal; or

(b)	the Remaining Protected Balance immediately prior to the withdrawal, less the withdrawal amount.
The amount available for withdrawal under the Contract must be sufficient to support any withdrawal that would otherwise exceed the Protected Payment Amount.
Withdrawals to Satisfy Required Minimum Distribution — No adjustment will be made to the Protected Payment Base if a withdrawal made under this Rider exceeds the Protected Payment Amount immediately prior to the withdrawal, provided that such withdrawal (herein referred to as an “RMD withdrawal”) is for purposes of satisfying the minimum distribution requirements of Internal Revenue Code Section 401(a)(9) and related Code provisions in effect on the Rider Effective Date, and further subject to the following:
(a)	you have authorized us to calculate and make periodic distribution of the Annual RMD Amount for the Calendar Year required based on the payment frequency you have chosen;

(b)	the Annual RMD Amount is based on the previous year-end Contract Value of this Contract only; and

(c)	no withdrawals (other than RMD withdrawals) are made from the Contract during the Contract Year.
Each RMD withdrawal will decrease the Remaining Protected Balance by the amount withdrawn immediately following the RMD withdrawal.
Depletion of Contract Value — If a withdrawal (including an RMD withdrawal) does not exceed the Protected Payment Amount and reduces the Contract Value to zero, the following will apply:
(a)	if the oldest Owner (or youngest Annuitant, in the case of an Owner who is a Non-Natural Owner):
(i)	was age 64 or younger when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later, 5% of the Protected Payment Base will be paid each year until the Remaining Protected Balance is reduced to zero; or

(ii)	was age 65 or older when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later, 5% of the Protected Payment Base will be paid each year until the day of the first death of an Owner or the date of death of the sole surviving Annuitant.
The payments under subparagraphs (a)(i) and (a)(ii) above will be made under a series of pre-authorized withdrawals under a payment frequency, as elected by the Owner, but no less frequently than annually;
(b)	no additional Purchase Payments will be accepted under the Contract;

(c)	any Remaining Protected Balance will not be available for payment in a lump sum and may not be applied to provide payments under an Annuity Option; and

(d)	the Contract will cease to provide any death benefit.

If the Owner or sole surviving Annuitant dies and the Contract Value is zero as of the date of death, any Remaining Protected Balance will be paid to the Beneficiary under the series of pre-authorized withdrawals and payment frequency then in effect at the time of the Owner’s or sole surviving Annuitant’s death.
Depletion of Remaining Protected Balance — If a withdrawal reduces the Remaining Protected Balance to zero and Contract Value remains, the following will apply:
If the oldest Owner (or youngest Annuitant, in the case of an Owner who is a Non-Natural Owner):
(a)	was age 64 or younger when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later, this Rider will terminate; or

(b)	was age 65 or older when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later, you may elect to withdraw up to 5% of the Protected Payment Base each year until the day of the first death of an Owner or the date of death of the sole surviving Annuitant.
If a withdrawal made under subparagraph (b) (except an RMD withdrawal) taken from the Contract exceeds the Protected Payment Amount, this Rider will terminate.
Any death benefit proceeds to be paid to the Beneficiary from remaining Contract Value will be paid as described under the Death Benefit provisions of the Contract.
Election to Reset Remaining Protected Balance — You may, on any Contract Anniversary beginning with the first (1st) Contract Anniversary, measured from the Rider Effective Date or the most recent Reset Date, whichever is later, elect to reset the Remaining Protected Balance to an amount equal to 100% of the Contract Value as of that Contract Anniversary.
The annual charge percentage, as described in the Annual Charge provision, may change if you elect to reset the Remaining Protected Balance. However, the annual charge percentage will never exceed the annual charge percentage then in effect for new issues of this same rider. If we are no longer issuing this rider, any change in the annual charge percentage will not result in an annual charge percentage that exceeds the maximum annual charge percentage specified in the Annual Charge provision. If the Remaining Protected Balance is never reset, the annual charge percentage established on the Rider Effective Date is guaranteed not to change.
On each Reset Date and after any annual credit is applied, we will set the Protected Payment Base and Remaining Protected Balance to an amount equal to 100% of the Contract Value as of that Reset Date.
Your election to reset the Remaining Protected Balance must be received, in a form satisfactory to us, at our Service Center within thirty (30) days after the Contract Anniversary on which the reset is effective. Your election to reset the Remaining Protected Balance may result in a reduction in the Protected Payment Base, Remaining Protected Balance, Protected Payment Amount and any annual credit that may be applied. We will provide you with written confirmation of your election.
On and after each Reset Date, the provisions of this Rider shall apply in the same manner as they applied when the Rider was originally issued. Eligibility for the annual credit, the limitations and restrictions on Purchase Payments and withdrawals, the deduction of annual charges and any future reset options available on and after the Reset Date, will again apply and will be measured from that Reset Date.
Continuation of Rider if Surviving Spouse Continues Contract — If the Owner dies while this Rider is in effect and if the surviving spouse of the deceased Owner elects to continue the Contract in accordance with its terms, the surviving spouse may continue to take withdrawals of the Protected Payment Amount under this Rider, until the Remaining Protected Balance is reduced to zero.
The surviving spouse may elect to reset the Remaining Protected Balance on any Contract Anniversary. If an election to reset is made, then the provisions of this Rider will continue in full force and in effect for the surviving spouse. (See Election to Reset Remaining Protected Balance provision of this Rider.)

Termination of Rider — Except as otherwise provided under the Continuation of Rider if Surviving Spouse Continues Contract provision of this Rider, this Rider will automatically terminate upon the earliest to occur of one of the following events:
(a)	the day following the end of our thirty (30) day advance written notice to the Owner of an involuntary transaction causing all or a portion of the Contract Value to be allocated outside of the Asset Allocation Program and no instructions to remedy are received by us at our Service Center within such thirty (30) day period (see Termination of Asset Allocation Program provision in Appendix A);

(b)	the day the Remaining Protected Balance is reduced to zero;

(c)	the day of the first death of an Owner or the date of death of the sole surviving Annuitant;

(d)	the day the Contract is terminated in accordance with the provisions of the Contract;

(e)	the day we are notified of a change in ownership of the Contract; or

(f)	the Annuity Date.
This Rider will not terminate under subparagraph (b) above if the oldest Owner (or youngest Annuitant, in the case of an Owner who is a Non-Natural Owner) was age 65 or older when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later. In this case the Rider will terminate under subparagraph (c).
This Rider and the Contract will not terminate under subparagraph (d) above if at the time of this event, the Contract Value is zero and we are making pre-authorized withdrawals of 5% of the Protected Payment Base. In this case, the Rider and Contract will terminate under:
(i)	subparagraph (b) if the oldest Owner (or youngest Annuitant, in the case of an Owner who is a Non-Natural Owner) was age 64 or younger when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later: or

(ii)	subparagraph (c) if the oldest Owner (or youngest Annuitant, in the case of an Owner who is a Non-Natural Owner) was age 65 or older when the first withdrawal was taken under this Rider after the Rider Effective Date or the most recent Reset Date, whichever is later.
Rider Effective Date — This Rider is effective on the Contract Date, unless a later date is shown below.
Rider Effective Date:           [Date]
All other terms and conditions of the Contract remain unchanged by this Rider.
PACIFIC LIFE & ANNUITY COMPANY
Thomas C. Sutton Audrey L. Milfs Chairman and Chief Executive Officer Secretary

ENHANCED GUARANTEED WITHDRAWAL BENEFIT RIDER
SAMPLE CALCULATIONS
The numeric examples shown in this section are based on certain assumptions. They have been provided to assist in understanding the benefits provided by this Rider and to demonstrate how Purchase Payments received and withdrawals made from the Contract prior to the Annuity Date affect the values and benefits under this Rider over an extended period of time. These examples are not intended to serve as projections of future investment returns.
Example #1 — No Subsequent Purchase Payments; No Withdrawals; No Reset in Remaining Protected Balance.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	No subsequent Purchase Payments are received.

•	No withdrawals taken.

•	No reset in Remaining Protected Balance

					Protected	Protected	Remaining
Beginning			Contract Value	Annual	Payment	Payment	Protected
of Contract Year	Purchase Payment	Withdrawal	after Activity	Credit	Base	Amount	Balance
1	$100,000		$100,000		$100,000	$5,000	$100,000
2			$103,000	$6,000	$106,000	$5,300	$106,000
3			$106,090	$6,000	$112,000	$5,600	$112,000
4			$109,273	$6,000	$118,000	$5,900	$118,000
5			$112,551	$6,000	$124,000	$6,200	$124,000
6			$115,927	$6,000	$130,000	$6,500	$130,000
7			$119,405	$0	$130,000	$6,500	$130,000
8			$122,987	$0	$130,000	$6,500	$130,000
9			$126,677	$0	$130,000	$6,500	$130,000
10			$130,477	$0	$130,000	$6,500	$130,000
11			$134,392	$0	$130,000	$6,500	$130,000
On the Rider Effective Date, the initial values are set as follows:
•	Protected Payment Base = Initial Purchase Payment = $100,000

•	Remaining Protected Balance = Initial Purchase Payment = $100,000

•	Protected Payment Amount = 5% of Protected Payment Base = $5,000
Since no withdrawal occurred prior to the Contract Anniversary at the beginning of Contract Year 6, an annual credit of $6,000 (6% of initial Remaining Protected Balance) is applied to the Protected Payment Base and Remaining Protected Balance on each Contract Anniversary up to the Contract Anniversary at the beginning of Contract Year 6. As a result, on the Contract Anniversary at the beginning of Contract Year 6, the Protected Payment Base and Remaining Protected Balance are equal to $130,000 and the Protected Payment Amount is equal to $6,500 (5% of $130,000).
No annual credit will be applied to the Protected Payment Base and Remaining Protected Balance on any Contract Anniversary after the Contract Anniversary at the beginning of Contract Year 6, as no reset in the Remaining Protected Balance was assumed.
In addition to the Initial Purchase Payment, the Contract Value is further subject to increases and/or decreases during each Contract Year as a result of additional amounts credited, charges, fees and other deductions, and increases and/or decreases in the investment performance of the Variable Account.

ENHANCED GUARANTEED WITHDRAWAL BENEFIT RIDER
SAMPLE CALCULATIONS
Example #2 — Subsequent Purchase Payment.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	A subsequent Purchase Payment of $50,000 is received during Contract Year 2.

•	No withdrawals taken.

					Protected	Protected	Remaining
Beginning			Contract Value		Payment	Payment	Protected
of Contract Year	Purchase Payment	Withdrawal	after Activity	Annual Credit	Base	Amount	Balance
1	$100,000		$100,000		$100,000	$5,000	$100,000
2			$103,000	$6,000	$106,000	$5,300	$106,000
Activity	$50,000		$154,534		$156,000	$7,800	$156,000
3			$156,834	$9,000	$165,000	$8,250	$165,000
On the Rider Effective Date, the initial values are set as follows:
•	Protected Payment Base = Initial Purchase Payment = $100,000

•	Remaining Protected Balance = Initial Purchase Payment = $100,000

•	Protected Payment Amount = 5% of Protected Payment Base = $5,000
Since no withdrawal occurred prior to the Contract Anniversary at the beginning of Contract Year 2, an annual credit of $6,000 (6% of initial Remaining Protected Balance) is applied to the Protected Payment Base and Remaining Protected Balance on that Contract Anniversary, increasing both to $106,000. As a result, the Protected Payment Amount on that Contract Anniversary is equal to $5,300 (5% of the Protected Payment Base on that Contract Anniversary).
Immediately after the $50,000 subsequent Purchase Payment during Contract Year 2, the Protected Payment Base and Remaining Protected Balance are increased by the Purchase Payment amount to $156,000 ($106,000 + $50,000). The Protected Payment Amount after the Purchase Payment is equal to $7,800 (5% of the Protected Payment Base after the Purchase Payment since there are no withdrawals during that Contract Year).
Since no withdrawal occurred prior to the Contract Anniversary at the beginning of Contract Year 3, an annual credit of $9,000 (6% of initial Remaining Protected Balance plus 6% of the $50,000 subsequent Purchase Payment) is applied to the Protected Payment Base and Remaining Protected Balance on that Contract Anniversary, increasing both to $165,000. As a result, the Protected Payment Amount on that Contract Anniversary is equal to $8,250 (5% of the Protected Payment Base on that Contract Anniversary).

ENHANCED GUARANTEED WITHDRAWAL BENEFIT RIDER
SAMPLE CALCULATIONS
Example #3 — Withdrawal Not Exceeding Protected Payment Amount.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	No subsequent Purchase Payments are received.

•	A withdrawal of $5,000 is taken during Contract Year 2.

					Protected	Protected	Remaining
Beginning			Contract Value		Payment	Payment	Protected
of Contract Year	Purchase Payment	Withdrawal	after Activity	Annual Credit	Base	Amount	Balance
1	$100,000		$100,000		$100,000	$5,000	$100,000
2			$103,000	$6,000	$106,000	$5,300	$106,000
Activity		$5,000	$99,534		$106,000	$300	$101,000
3			$101,016	$0	$106,000	$5,300	$101,000
4			$104,046	$0	$106,000	$5,300	$101,000
On the Rider Effective Date, the initial values are set as follows:
•	Protected Payment Base = Initial Purchase Payment = $100,000

•	Remaining Protected Balance = Initial Purchase Payment = $100,000

•	Protected Payment Amount = 5% of Protected Payment Base = $5,000
Since no withdrawal occurred prior to the Contract Anniversary at the beginning of Contract Year 2, an annual credit of $6,000 (6% of initial Remaining Protected Balance) is applied to the Protected Payment Base and Remaining Protected Balance on that Contract Anniversary, increasing both to $106,000. As a result, the Protected Payment Amount on that Contract Anniversary is equal to $5,300 (5% of the Protected Payment Base on that Contract Anniversary).
Because the $5,000 withdrawal during Contract Year 2 does not exceed the Protected Payment Amount immediately prior to the withdrawal ($5,300):
(a)	the Protected Payment Base remains unchanged;

(b)	the Remaining Protected Balance is reduced by the amount of the withdrawal to $101,000 ($106,000 — $5,000); and

(c)	the Protected Payment Amount is equal to $300 (5% of the Protected Payment Base after the withdrawal (5% of $106,000 = $5,300), less cumulative withdrawals during that Contract Year ($5,000)).
Since a withdrawal occurred during Contract Year 2, no annual credit will be applied to the Protected Payment Base and Remaining Protected Balance on any Contract Anniversary following the withdrawal.

ENHANCED GUARANTEED WITHDRAWAL BENEFIT RIDER
SAMPLE CALCULATIONS
Example #4 — Withdrawal Exceeding Protected Payment Amount.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	No subsequent Purchase Payments are received.

•	Two separate withdrawals of $5,000 and $3,000 are taken during Contract Year 2.

					Protected	Protected	Remaining
Beginning			Contract Value		Payment	Payment	Protected
of Contract Year	Purchase Payment	Withdrawal	after Activity	Annual Credit	Base	Amount	Balance
1	$100,000		$100,000		$100,000	$5,000	$100,000
2			$103,000	$6,000	$106,000	$5,300	$106,000
Activity		$5,000	$99,534		$106,000	$300	$101,000
Activity		$3,000	$97,272		$97,272	$0	$97,272
3			$97,993	$0	$97,272	$4,864	$97,272
4			$100,933	$0	$97,272	$4,864	$97,272
On the Rider Effective Date, the initial values are set as follows:
•	Protected Payment Base = Initial Purchase Payment = $100,000

•	Remaining Protected Balance = Initial Purchase Payment = $100,000

•	Protected Payment Amount = 5% of Protected Payment Base = $5,000
Since no withdrawal occurred prior to the Contract Anniversary at the beginning of Contract Year 2, an annual credit of $6,000 (6% of initial Remaining Protected Balance) is applied to the Protected Payment Base and Remaining Protected Balance on that Contract Anniversary, increasing both to $106,000. As a result, the Protected Payment Amount on that Contract Anniversary is equal to $5,300 (5% of the Protected Payment Base on that Contract Anniversary).
Because the $5,000 withdrawal during Contract Year 2 does not exceed the Protected Payment Amount immediately prior to the withdrawal ($5,300):
(a)	the Protected Payment Base remains unchanged;

(b)	the Remaining Protected Balance is reduced by the amount of the withdrawal to $101,000 ($106,000 — $5,000); and

(c)	the Protected Payment Amount is equal to $300 (5% of the Protected Payment Base after the withdrawal (5% of $106,000 = $5,300), less cumulative withdrawals during that Contract Year ($5,000)).
Because the $3,000 withdrawal during Contract Year 2 exceeds the Protected Payment Amount immediately prior to the withdrawal ($3,000 > $300), the Protected Payment Base and Remaining Protected Balance immediately after the withdrawal are adjusted to the lesser of:
(a)	the Contract Value immediately after the withdrawal ($97,272); or

(b)	the Remaining Protected Balance immediately prior to the withdrawal, less the withdrawal amount ($101,000 — $3,000 = $98,000).
The Protected Payment Amount immediately after the withdrawal is equal to $0 (5% of the Protected Payment Base after the withdrawal (5% of $97,272 = $4,864), less cumulative withdrawals during that Contract Year ($8,000), but not less than zero).
Since a withdrawal occurred during Contract Year 2, no annual credit will be applied to the Protected Payment Base and Remaining Protected Balance on any Contract Anniversary following the withdrawal.

ENHANCED GUARANTEED WITHDRAWAL BENEFIT RIDER
SAMPLE CALCULATIONS
Example #5 — Reset in Remaining Protected Balance.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	No subsequent Purchase Payments are received.

•	No withdrawals taken.

•	Reset in Remaining Protected Balance at the Beginning of Contract Year 4.

					Protected	Protected	Remaining
Beginning			Contract Value		Payment	Payment	Protected
of Contract Year	Purchase Payment	Withdrawal	after Activity	Annual Credit	Base	Amount	Balance
1	$100,000		$100,000		$100,000	$5,000	$100,000
2			$110,000	$6,000	$106,000	$5,300	$106,000
3			$121,000	$6,000	$112,000	$5,600	$112,000
4
(Prior to Reset)			$133,100	$6,000	$118,000	$5,900	$118,000
4
(After Reset)			$133,100		$133,100	$6,655	$133,100
5			$146,410	$7,986	$141,086	$7,054	$141,086
On the Rider Effective Date, the initial values are set as follows:
•	Protected Payment Base = Initial Purchase Payment = $100,000

•	Remaining Protected Balance = Initial Purchase Payment = $100,000

•	Protected Payment Amount = 5% of Protected Payment Base = $5,000
On the Contract Anniversary at the beginning of Contract Year 4, the Contract Value ($133,100) is greater than the Remaining Protected Balance ($118,000). With the reset in Remaining Protected Balance, the Protected Payment Base and Remaining Protected Balance are set equal to the Contract Value on that Contract Anniversary. As a result, the Protected Payment Amount is equal to $6,655 after the reset.
After the reset in Remaining Protected Balance, eligibility for any annual credit will be based on the most recent Reset Date. That is, the annual credit may be added to the Protected Payment Base and Remaining Protected Balance on up to five (5) additional Contract Anniversaries if certain conditions are met.
The reset in Remaining Protected Balance may result in an increase in the annual charge percentage.
The reset in Remaining Protected Balance may also result in a lower Protected Payment Base, Remaining Protected Balance, Protected Payment Amount and any annual credit that may be applied.

ENHANCED GUARANTEED WITHDRAWAL BENEFIT RIDER
SAMPLE CALCULATIONS
Example #6 — Lifetime Income
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	No subsequent Purchase Payments are received.

•	Owner is age 65 or older when the first withdrawal was taken

•	Withdrawals, each equal to 5% of the Protected Payment Base are taken each Contract Year.

•	No reset in the Remaining Protected Balance is assumed during the life of the Rider.

Contract		End of Year	Annual	Protected	Protected	Remaining
Year	Withdrawal	Contract Value	Credit	Payment Base	Payment Amount	Protected Balance
1	$5,000	$96,489	$0	$100,000	$5,000	$95,000
2	$5,000	$94,384	$0	$100,000	$5,000	$90,000
3	$5,000	$92,215	$0	$100,000	$5,000	$85,000
4	$5,000	$89,982	$0	$100,000	$5,000	$80,000
5	$5,000	$87,681	$0	$100,000	$5,000	$75,000
6	$5,000	$85,311	$0	$100,000	$5,000	$70,000
7	$5,000	$82,871	$0	$100,000	$5,000	$65,000
8	$5,000	$80,357	$0	$100,000	$5,000	$60,000
9	$5,000	$77,768	$0	$100,000	$5,000	$55,000
10	$5,000	$75,101	$0	$100,000	$5,000	$50,000
11	$5,000	$72,354	$0	$100,000	$5,000	$45,000
12	$5,000	$69,524	$0	$100,000	$5,000	$40,000
13	$5,000	$66,610	$0	$100,000	$5,000	$35,000
14	$5,000	$63,608	$0	$100,000	$5,000	$30,000
15	$5,000	$60,517	$0	$100,000	$5,000	$25,000
16	$5,000	$57,332	$0	$100,000	$5,000	$20,000
17	$5,000	$54,052	$0	$100,000	$5,000	$15,000
18	$5,000	$50,674	$0	$100,000	$5,000	$10,000
19	$5,000	$47,194	$0	$100,000	$5,000	$5,000
20	$5,000	$43,610	$0	$100,000	$5,000	$0
21	$5,000	$39,918	$0	$100,000	$5,000	$0
22	$5,000	$36,115	$0	$100,000	$5,000	$0
23	$5,000	$32,199	$0	$100,000	$5,000	$0
24	$5,000	$28,165	$0	$100,000	$5,000	$0
25	$5,000	$24,010	$0	$100,000	$5,000	$0
26	$5,000	$19,730	$0	$100,000	$5,000	$0
27	$5,000	$15,322	$0	$100,000	$5,000	$0
28	$5,000	$10,782	$0	$100,000	$5,000	$0
29	$5,000	$6,105	$0	$100,000	$5,000	$0
30	$5,000	$1,288	$0	$100,000	$5,000	$0
31	$5,000	$0	$0	$100,000	$5,000	$0
32	$5,000	$0	$0	$100,000	$5,000	$0
33	$5,000	$0	$0	$100,000	$5,000	$0
34	$5,000	$0	$0	$100,000	$5,000	$0

ENHANCED GUARANTEED WITHDRAWAL BENEFIT RIDER
SAMPLE CALCULATIONS
Example #6 — Lifetime Income (continued)
On the Rider Effective Date, the initial values are set as follows:
•	Protected Payment Base = Initial Purchase Payment = $100,000

•	Remaining Protected Balance = Initial Purchase Payment = $100,000

•	Protected Payment Amount = 5% of Protected Payment Base = $5,000
Because the amount of each withdrawal does not exceed the Protected Payment Amount immediately prior to the withdrawal ($5,000): (a) the Protected Payment Base remains unchanged; and (b) the Remaining Protected Balance is reduced by the amount of each withdrawal.
Since a withdrawal occurred during Contract Year 1, no annual credit will be applied to the Protected Payment Base and Remaining Protected Balance on any Contract Anniversary following the withdrawal.
Since it was assumed that the Owner was age 65 or older when the first withdrawal was taken, withdrawals of 5% of the Protected Payment Base will continue to be paid each year (even after the Contract Value and Remaining Protected Balance have been reduced to zero) until the day of the first death of an Owner or the date of death of the sole surviving Annuitant, whichever occurs first.

ENHANCED GUARANTEED WITHDRAWAL BENEFIT RIDER
APPENDIX A — SUMMARY OF ASSET ALLOCATION PROGRAM
This summary outlines the general features of the Asset Allocation Program established and maintained by us and which operates in combination with optional riders requiring your participation in an Asset Allocation Program.
Asset Allocation Program — The Asset Allocation Program is a service we offer and maintain for use in combination with certain optional riders that are available with our variable annuity contracts. Asset allocation is the allocation of Purchase Payments among asset classes and involves decisions about which asset classes should be selected and how much of the total Contract Value should be allocated to each asset class. The theory of asset allocation is that diversification among asset classes can help reduce volatility over the long-term.
Asset Allocation Models — Currently, there are five (5) asset allocation models, each comprised of a selected combination of Investment Options. Asset allocation is a two-step process. First, an analysis is prepared to determine the break down of asset classes. Next, after the asset class exposures are known, a determination of how each Investment Option can be used to implement the asset class level allocations. The Investment Options are selected by evaluating the asset classes represented by that Investment Option and combining Investment Options to arrive at the desired asset class exposure. Based on this analysis, the Investment Options are selected in a manner intended to optimize returns for each model, given a particular level of risk tolerance. The current models and their asset class exposure are set out below.

Asset Class Exposure
Model A		Model B		Model C		Model D		Model E
Cash	[13%]	Cash	[6%]	Cash	[3%]	Cash	[3%]	Cash	[2%]
Bonds	[62%]	Bonds	[49%]	Bonds	[37%]	Bonds	[20%]	Bonds	[5%]
Domestic Stocks	[20%]	Domestic Stocks	[34%]	Domestic Stocks	[44%]	Domestic Stocks	[59%]	Domestic Stocks	[70%]
International Stocks	[5%]	International Stocks	[11%]	International Stocks	[16%]	International Stocks	[18%]	International Stocks	[23%]

Shorter Investment Horizon	Longer Investment Horizon
Lower Risk	Higher Risk
Less Volatile	More Volatile
Purchase Payment Allocations — Your Initial Purchase Payment (in the case of a new application) or Contract Value, as applicable, will be allocated to the Investment Options according to the asset allocation model you select. Subsequent Purchase Payments, if allowed under the Contract, will also be allocated accordingly, unless you instruct us otherwise in writing.
You may also allocate Purchase Payments to any allowable fixed-rate General Account Investment Option (if available under the Contract) only for purposes of dollar cost averaging (the periodic transfer of amounts) to the Investment Options within your asset allocation model. However, amounts transferred from any such allowable fixed-rate General Account Investment Option must be made over a period not to exceed twelve (12) months.
To maintain the Rider in full force and in effect during the Rider’s required holding period, the entire Contract Value must remain invested according to the Asset Allocation Program. Any portion of a Purchase Payment or Contract Value allocated outside of your asset allocation model to an Investment Option that is not an allowable option under the program, may terminate the Rider in addition to your participation in the program (see Termination of Asset Allocation Program provision of this Appendix A).
Rebalancing — If you choose, you can rebalance your Contract Value quarterly, semi-annually, or annually, to maintain the current allocations of your model, since changes in the net asset values of the underlying portfolios in each model will alter your asset allocation over time. This rebalancing option is independent of any other automatic rebalancing as a result of an annual analysis. If you also allocate part of your Purchase Payment or Contract Value to any allowable fixed-rate General Account Investment Option and you elect periodic rebalancing, such amounts will not be considered when rebalancing. Only the Investment Options within your model will be rebalanced.

ENHANCED GUARANTEED WITHDRAWAL BENEFIT RIDER
APPENDIX A — SUMMARY OF ASSET ALLOCATION PROGRAM
Annual Analysis — Each of the asset allocation models are evaluated annually to assess whether the combination of Investment Options within each model should be changed to better seek to optimize the potential return for the level of risk tolerance intended for the model. As a result of the periodic analysis, each model may change and Investment Options may be added to a model (including Investment Options not currently available), or Investment Options may be deleted from a model.
Annual Updates — When your asset allocation model is updated, we will reallocate your Contract Value (and subsequent Purchase Payments, if applicable) in accordance with any changes to the model you have selected. This means the allocation of your Contract Value, and potentially the Investment Options in which you are invested, will automatically change and your Contract Value (and subsequent Purchase Payments, if applicable) will be automatically reallocated among the Investment Options in your updated model (independently of any automatic rebalancing you may have selected). We require that you grant us discretionary investment authority to periodically reallocate your Contract Value (and subsequent Purchase Payments, if applicable) in accordance with the updated version of the asset allocation model you have selected.
Notice of Automatic Updates — We will send you written notice of the updated asset allocation models at least thirty (30) days in advance of the date we intend the updated version of the model to be effective. You should carefully review these notices. If you wish to accept the changes in your selected model, you will not need to take any action, as your Contract Value (or subsequent Purchase Payments, if applicable) will be reallocated in accordance with the updated model automatically, provided you have granted us discretionary investment authority (see Annual Updates provision of this Appendix A).
If you do not wish to accept the changes to your selected model, you can change to a different model (see Change in Asset Allocation Model provision of this Appendix A) or withdraw from the Asset Allocation Program (see Termination of Asset Allocation Program provision of this Appendix A).
Change of Asset Allocation Model — You may change your asset allocation model selection at any time with a proper written request or by electronic instructions provided a valid electronic authorization is on file with us. You should consult with your registered representative to assist you in determining which model is best suited to your financial needs, investment time horizon, and is consistent with your risk comfort level. You should periodically review those factors to determine if you need to change models to reflect such changes.
Termination of Asset Allocation Program — You may terminate your Rider and/or your participation in the Asset Allocation Program at any time with a proper written request or by electronic instructions, provided a valid electronic authorization is on file with us. If you terminate the Rider only, you may choose to continue your participation in the Asset Allocation Program without the benefits of the Rider. If you terminate participation in the program, your Rider will also terminate.
You may cause an involuntary termination of both the Rider and your participation in the Asset Allocation Program upon the occurrence of any one of the following events:
(a)	you allocate any portion of your Purchase Payments or transfer any portion of the Contract Value to an Investment Option that is not currently included in your model or that is not an allowable transfer under the program;

(b)	you allocate any portion of your Purchase Payments or transfer any portion of the Contract Value to any fixed-rate General Account Investment Option (if available under the Contract) that is not an allowable option or an allowable transfer under the program; or

(c)	you change the allocation percentages of your current asset allocation model.
We will send you written notice in the event any transaction described in subparagraphs (a) through (c) above occur. You may, within thirty (30) days after the date of our notice, direct us to take appropriate corrective action necessary to continue the Rider in effect and your participation in the Asset Allocation Program. If no instructions to remedy are received by us at our Service Center within the thirty (30) day period from the date of our written notice, we will terminate the Rider and your participation in the program effective on the day following the end of the thirty (30) day period.